UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2020 (October 20, 2020)

1847 HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 20, 2020, 1847 Goedeker Inc. (the “1847 Goedeker”), a subsidiary of 1847 Holdings LLC (the “Registrant”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) among 1847 Goedeker, Appliance Connection, Inc., a wholly owned subsidiary of 1847 Goedeker (the “Buyer”), 1 Stop Electronics Center, Inc. (“1 Stop”), Gold Coast Appliances, Inc. (“Gold Coast”), Superior Deals Inc. (“Superior Deals”), Joe’s Appliances LLC (“Joe’s Appliances”) and YF Logistics LLC (“YF Logistics,” and collectively with 1 Stop, Gold Coast, Superior Deals, and Joe’s Appliances, the “Companies”) and the other parties set forth in Exhibit A of the Purchase Agreement (the “Sellers”), pursuant to which the Buyer agreed to acquire all of the issued and outstanding capital stock or other equity securities of the Companies from the Sellers (the “Securities”) for an aggregate purchase price of $210,000,000, subject to adjustment as described below. The purchase price consists of (i) $168,000,000 in cash (the “Cash Portion”), (ii) 1,222,239 shares of Common Stock of 1847 Goedeker, and 1,111,094 shares of Series A Preferred Stock of 1847 Goedeker, collectively having a stated value that is equal to $21,000,000, and (iii) a number of shares of Series A-1 Preferred Stock of 1847 Goedeker that is equal to (A) $21,000,000 divided by (B) Trailing 20 Day Price. “Trailing 20 Day Trading Price” means the average of the closing price of the shares of 1847 Goedeker’s Common Stock (as reported on the NYSE American) for the 20 trading days immediately preceding the 3rd trading day prior to the closing date of the transaction.

The purchase price is subject to a closing net working capital adjustment provision.  Under this provision, the Sellers shall deliver to the Buyer at least one day prior to the closing of the acquisition a statement setting forth its good faith estimate of the net working capital of the Companies (the “Estimated Closing Net Working Capital”). If the Estimated Closing Net Working Capital exceeds the Target Net Working Capital, then within 5 days the Buyer shall make a cash payment to the Sellers that is equal to such excess. If the Target Net Working Capital exceeds the Estimated Closing Net Working Capital, then either (i) if finally determined at the closing, the Cash Portion shall be decreased by such excess or (ii) within 5 days of the closing, the Sellers shall make a cash payment to the Buyer that is equal to such excess. “Target Net Working Capital” is defined in the Purchase Agreement as -$15,476,941.38.

The purchase price is also subject to a post-closing net working capital adjustment provision. On or before the 75th day following the closing of the acquisition, the Buyer shall deliver to the Sellers a statement setting forth its calculation of Net Working Capital (the “Closing Net Working Capital”). The “Post-Closing Net Working Capital Adjustment” shall be an amount equal to the Closing Net Working Capital minus the Estimated Closing Net Working Capital. If the Post-Closing Net Working Capital Adjustment is a negative number, then within 5 days the Sellers shall pay to the Buyer in cash an amount equal to the Post-Closing Net Working Capital Adjustment. If the Post-Closing Net Working Capital Adjustment is a positive number, the Buyer shall, within 5 days after the final determination of the Post-Closing Net Working Capital Adjustment, send payment by wire transfer of immediately available funds to the Sellers in an amount equal to the Post-Closing Net Working Capital Adjustment.

The Cash Portion of the purchase price will also be (A) decreased by (i) the amount of any outstanding unpaid indebtedness of the Companies (other than trade debt) existing as of the closing date and (ii) any transaction expenses, and (B) increased by the amount of cash or cash equivalents held by, or on the books of, the Companies as of the closing date, if any, that is in excess of $850,000.

The Purchase Agreement contains customary representations, warranties and covenants, including a covenant that the Sellers will not compete with the business of 1 Stop as of the closing date for a period of two (2) years following closing.

The Purchase Agreement also contains mutual indemnification for breaches of representations or warranties and failure to perform covenants or obligations contained in the Purchase Agreement. In the case of the indemnification provided by the Sellers with respect to breaches of certain non-fundamental representations and warranties, the Sellers will only become liable for indemnified losses if the amount exceeds an aggregate of $2,100,000, whereupon the Sellers will be liable for all losses relating back to the first dollar, provided that the liability of the Sellers for breaches of certain non-fundamental representations and warranties shall not exceed $21,000,000.

The closing of the Purchase Agreement is subject to customary closing conditions, including, without limitation, the expiration or termination of any waiting period applicable to the consummation of the transaction under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended; the receipt of all authorizations, consents and approvals of all governmental authorities or agencies; the release of any security interests; the Buyer obtaining the requisite acquisition financing; and delivery of all opinions and documents required for the transfer of the Securities to the Buyer.

In connection with closing of the transaction, the Sellers will enter into a Voting Support and Confidentiality Agreement with the other parties named therein, pursuant to which the parties will agree to vote in favor of the transactions contemplated by the Purchase Agreement and also agreed to certain transfer restrictions on the securities of 1847 Goedeker owned by them.

In connection with closing of the transaction, 1847 Goedeker will enter into a Lock-Up and Resale Restriction Agreement with the holders names therein, pursuant to which the parties will agree that such holders will not transfer the securities of 1847 Goedeker owned by them for a period of 180 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2020	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer

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